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                            EXHIBIT 21.1   SUBSIDIARIES

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Name                                         Jurisdiction of Incorporation      Assumed Names
----                                         -----------------------------      -------------
1. CompleTel LLC                             Delaware                           None

2. CompleTel Holdings LLC                    Delaware                           None

3. CompleTel (N.A.) N.V.                     Netherlands Antilles               None

4. CompleTel Europe N.V.                     Netherlands                        None

5. CompleTel ECC B.V.                        Netherlands *                      None

6. CompleTel Holding I B.V.                  Netherlands *                      None

7. CompleTel Holding II B.V.                 Netherlands *                      None

8. CompleTel SAS                             France *                           None

9. CompleTel Services SAS                    France *                           None

10. CompleTel GmbH                           Germany *                          None

11. CompleTel U.K. Limited                   United Kingdom *                   None

12. CompleTel B.V.                           Netherlands *                      None

13. CompleTel SPC                            England *                          None

14. CableTel Management, Inc.                Colorado                           CompleTel
                                                                                (in Colorado)

15. Acces et Solutions Internet S.A.R.L.     France *

16. Web International Network Limited        United Kingdom *                   iPeople (in
                                                                                United Kingdom)
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* Denotes entities that are also a subsidiary of CompleTel Europe N.V.